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                                                                   Exhibit 23


As independent public accountants, we hereby consent to the incorporation by reference into the S-3 Registration Statements No. 333-40787 and No. 333-29013 of Vornado Realty Trust and Vornado Realty L.P. of our report dated April 8, 1998, on the combined statement of revenues and certain operating expenses of The Merchandise Mart Group of Properties for the year ended December 31, 1997 which report appears in this Form 8-K/A and to all references to our Firm included in those registration statements.

                                                         Arthur Andersen LLP

Chicago, Illinois
April 8, 1998